Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerson Radio Corp. and Subsidiaries
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-63515, 333-132812 and 333-132815) of Emerson Radio Corp. of our report dated June 30, 2008, relating to the consolidated financial statements and financial statement schedule of Emerson Radio Corp. and Subsidiaries as of March 31, 2008 and 2007 and for each of the three years in the period ended March 31, 2008, which appear in this Form 10-K.

/s/ MOORE STEPHENS, P.C.

MOORE STEPHENS, P. C.

Cranford, New Jersey
July 11, 2008